Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Shares of Accolade, Inc. dated as of January 21, 2025 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the previsions of Rule13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: January 21, 2025	magnetar financial llc

	By:	Magnetar Capital Partners LP, its Sole Member

	By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: January 21, 2025	magnetar capital partners LP

	By:	Supernova Management LLC, its General Partner

	By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: January 21, 2025	supernova management llc

	By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman, Manager

Date: January 21, 2025	DAVID J. SNYDERMAN

	By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman